EXHIBIT 31.1

CERTIFICATION

I, Christopher Garabedian, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of AVI BioPharma, Inc., (the “Registrant”); and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

February 15, 2012	/s/ Christopher Garabedian
Christopher Garabedian
President and Chief Executive Officer
(Principal Executive and Financial Officer)